Exhibit 5

SALLEY BOWES HARWARDT LLP

BARRISTERS AND SOLICITORS

Suite 1750 - 1185 West Georgia Street

Vancouver, B.C., Canada

V6E 4E6

Telephone: (604) 688-0788

Fax: (604) 688-0778

E-mail: bowes@sbh.bc.ca

May 24, 2007

Nicholas Financial, Inc.

2454 McMullen Booth Road

Clearwater, Florida 33759

Ladies and Gentlemen:

We have acted as counsel for Nicholas Financial, Inc., a company incorporated under the laws of British Columbia (the “Company”), in conjunction with the review of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 975,000 shares of the Company’s Voting Common Stock, no par value (the “Common Stock”), which may be issued pursuant to the Nicholas Financial, Inc. Equity Incentive Plan (the “Plan”).

In connection with our representation, we have examined: (a) the Plan; (b) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (c) the Articles of the Company; (d) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of Common Stock thereunder; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Based on the foregoing, we are of the opinion that:

1.	The Company is a corporation in good standing under the laws of the Province of British Columbia.

2.	The shares of Common Stock covered by the Registration Statement, when issued by the Company in the manner and for the consideration contemplated by the Plan, will be validly issued, fully paid and non-assessable.

A LIMITED LIABILITY PARTNERSHIP OF CORPORATIONS

We consent to the use of this opinion as an exhibit to the Registration Statement and to references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

This opinion is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and we express no opinion with respect to the laws of any other province, state or jurisdiction.

Very truly yours,

/s/ “Salley Bowes Harwardt LLP”

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